Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Uroplasty, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mahedi A. Jiwani, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
February 22, 2011

By	/s/ Mahedi A. Jiwani
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer